Exhibit 10.1

AMENDMENT NO. 1 TO

EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of November 7, 2023 (the “Effective Date”) by and between Aethlon Medical, Inc., a Nevada corporation (the “Company”), and James B. Frakes, an individual resident in the State of California (the “Employee”) (the Company and the Employee are hereinafter sometimes individually referred to as a “Party” and together referred to as the “Parties”).

WHEREAS, Employee and the Company previously entered into that certain Executive Employment Agreement dated December 12, 2018 (the “Employment Agreement”); and

WHEREAS, Employee and the Company have agreed to amend certain terms of the Employment Agreement in accordance with the terms hereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the adequacy and sufficiency of which is hereby acknowledged, the Company and Employee agree as follows:

1. Section 1.1 of the Employment Agreement. Effective as of the Effective Date, the first sentence of Section 1.1 of the Employment Agreement is hereby amended and restated and a new second sentence is added to read as follows:

“Position. Employee shall continue to serve as the Company’s Chief Financial Officer and Senior Vice President - Finance, reporting to the Company’s Board of Directors (the “Board”). In addition, until such time the Company appoints a new Chief Executive Officer, Employee shall also serve as the Company’s Interim Chief Executive Officer.”

2. Section 1.2 of the Employment Agreement. Effective as of the Effective Date, the first sentence of Section 1.2 of the Employment Agreement is hereby amended and restated to read as follows:

“Duties and Location. Employee shall perform such duties as are customarily associated with the foregoing positions, as applicable, and such other duties as are assigned to Employee by the Board.”

3. Section 1.4 of the Employment Agreement. Effective as of the Effective Date, the following is added as new Section 1.4 to the Employment Agreement:

“Board of Directors. While Employee is employed in the position of Interim Chief Executive Officer, Employee will be appointed to, and will serve as a director on, the Board, until such time as the Company appoints a new Chief Executive Officer, or earlier if requested by the Board. Employee agrees that, upon the Board’s request, Employee will resign from the Board and take all steps necessary to effectuate such resignation from the Board.”

4. Section 2.1 of the Employment Agreement. Effective as of the Effective Date, Section 2.1 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“Base Salary. For services to be rendered hereunder, and while Employee remains employed as the Company’s Interim Chief Executive Officer, Chief Financial Officer and Senior Vice President – Finance, Employee shall receive a base salary at the rate of $500,000 per year, less standard payroll deductions and withholdings and payable in accordance with the Company’s regular payroll schedule; provided, however, that Employee acknowledges and agrees that, upon the Company’s appointment of a new Chief Executive Officer such that Employee is no longer serving as Interim Chief Executive Officer, such base salary may be reduced by the Board to reflect Employee’s reduced responsibilities and that such reduction shall not constitute Good Reason for purposes of this Agreement.”

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5. Section 11.2 of the Employment Agreement. Effective as of the Effective Date, Section 11.2 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“Good Reason. For purposes of this Agreement, Employee shall have “Good Reason” for resignation from employment with the Company if any of the following actions are taken by the Company without Employee’s prior written consent: (i) a material reduction in Employee’s base salary, unless pursuant to: (a) a salary reduction program applicable generally to the Company’s senior executives of not more than 10%; or (b) a salary reduction that occurs as a result of Employee’s removal from the position of Interim Chief Executive Officer following the Company’s appointment of a new Chief Executive Officer, provided that Employee’s base salary after such reduction is no less than Employee’s base salary as of November 6, 2023 (i.e. $360,000); (ii) a material reduction in Employee’s duties (including responsibilities and/or authorities), provided, however, that Good Reason shall not be triggered by either: (a) a change in job position (including a change in title) or reporting line, unless Employee’s new duties are materially reduced from the prior duties, and unless such change is pursuant to (ii)(b) of this section; or (b) Employee’s removal from the position of Interim Chief Executive Officer following the Company’s appointment of a new Chief Executive Officer; or (iii) relocation of Employee’s principal place of employment to a place that increases Employee’s one-way commute by more than twenty-five (25) miles as compared to Employee’s then-current principal place of employment immediately prior to such relocation. In order for Employee to resign for Good Reason, each of the following requirements must be met: (iv) Employee must provide written notice to the Board within 30 calendar days after the first occurrence of the event giving rise to Good Reason setting forth the basis for Employee’s resignation, (v) Employee must allow the Company at least 30 calendar days from receipt of such written notice to cure such event, (vi) such event is not reasonably cured by the Company within such 30 calendar day period (the “Cure Period”), and (vii) Employee must resign from all positions Employee then holds with the Company not later than 30 calendar days after the expiration of the Cure Period.”

6. Acknowledgments. Employee expressly consents to the revised compensation, terms and benefits under this Amendment. In consideration of the compensation, terms and benefits provided to Employee by this Amendment and as part of Employee’s continued employment, Employee agrees and acknowledges that there are no circumstances as of the date of this Amendment that constitute, and nothing contemplated in this Amendment shall be deemed for any purpose to be or to create, an involuntary termination without Cause or a Good Reason resignation right, including for purposes of Section 8 of the Employment Agreement, or any other severance or change in control plan, agreement or policy maintained by the Company. Employee further hereby expressly waives any claim or right Employee may have (if any) to assert that this Amendment, or any other condition or occurrence, forms the basis for a without Cause termination or Good Reason resignation for any purpose, including for purposes of Section 8 of the Employment Agreement, or any other severance or change in control plan, agreement or policy maintained by the Company.

7. Effect of Amendment; Entire Agreement. Except as modified herein, the terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect. The Employment Agreement, as modified by this Amendment, sets forth the entire understanding between the parties with regard to the subject matter hereof and supersedes any prior oral discussions or written communications and agreements. This Amendment cannot be modified or amended except in writing signed by Executive and a duly authorized member of the Company’s Board of Directors.

8. Governing Law. This Amendment shall be governed by the laws of the State of California, without regard to any conflicts of law principles thereof that would call for the application of the laws of any other jurisdiction.

9. Counterparts. This Amendment may be executed in counterparts which shall be deemed to be part of one original, and facsimile and electronic image copies of signatures (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method shall be equivalent to original signatures.

[Signature Page to Follow]

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IN WITNESS WHEREOF, each of the Parties has executed this Amendment as of the date first above written.

COMPANY:

Aethlon Medical, Inc.

By: /s/ Edward G. Broenniman

Name: Edward G. Broenniman

Title: Chair

EMPLOYEE:

/s/ James Frakes

James B. Frakes

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